Exhibit 99.2

The use of cash and incurrence of indebtedness in connection with the financing of the simplification transactions may have an adverse impact on Antero Midstream Corporation’s (“New AM”) liquidity, and New AM’s flexibility in responding to other business opportunities and may increase the risk of noncompliance with restrictive covenants and may increase New AM’s vulnerability to adverse economic and industry conditions.

The simplification transaction was financed in part by the use of Antero Midstream Partners LP’s (“Antero Midstream”) cash on hand and borrowings under Antero Midstream’s revolving credit facility. On October 31, 2018, Antero Midstream amended its credit facility to, among other things, increase the borrowing capacity under the facility from $1.5 billion to $2.0 billon. As of December 31, 2018, Antero Midstream had $990 million outstanding and no letters of credit under the facility. Borrowings under Antero Midstream’s revolving credit facility were used to pay, in part, the cash portion of the consideration in the simplification transaction and to pay related fees and expenses. Using cash on hand and indebtedness to finance the simplification transaction will result in reduced liquidity for New AM and could cause New AM to place more reliance on cash generated from operations to pay principal and interest on its debt, thereby reducing the availability of New AM’s cash flow for working capital, dividend and capital expenditure needs or to pursue other potential strategic plans. The level of New AM’s indebtedness, and the agreements governing such indebtedness, may have the effect, among other things, of limiting New AM’s ability to obtain additional financing, if needed, limiting its flexibility in the conduct of its business and making New AM more vulnerable to economic downturns and adverse competitive and industry conditions. In addition, a breach of the restrictive covenants in the agreements governing indebtedness of Antero Midstream and New AM could result in an event of default with respect to the indebtedness, which, if not cured or waived, could result in the indebtedness becoming immediately due and payable and could have a material adverse effect on New AM’s business, financial condition or operating results.

New AM stockholders may not receive the anticipated level of dividends under the anticipated dividend policy or any dividends at all.

Under the anticipated dividend policy of New AM, subject to applicable law, and assuming the unitholders of Antero Midstream other than Antero Resources Corporation (“AM public unitholders”) elected and received all equity consideration, AM public unitholders and AMGP shareholders are expected to receive larger aggregate annual distributions on the New AM common stock they receive in the simplification than they would have received on the Antero Midstream common units or AMGP common shares, as applicable, previously owned through the same period. However, the New AM board of directors (the “New AM board”) may not adopt, or may amend, revoke or suspend, the anticipated dividend policy at any time, and even while the anticipated policy is in place, the actual amount of dividends on the New AM common stock will depend on many factors, including New AM’s financial condition and results of operations, liquidity requirements, market opportunities, capital requirements of its subsidiaries, legal, regulatory and contractual constraints, tax laws and other factors.

Over time, New AM’s capital and other cash needs may change significantly from its current needs, which could affect whether New AM pays dividends and the amount of any dividends it may pay in the future. The terms of any future indebtedness New AM incurs also may restrict it from paying cash dividends on its stock under certain circumstances. A decline in the market price or liquidity, or both, of the New AM common stock could result if the New AM board commits capital or establishes large reserves that reduce the amount of quarterly dividends paid or if New AM reduces or eliminates the payment of dividends. This may in turn result in losses by the New AM stockholders, which could be substantial.

The price of New AM common stock may be volatile, and New AM stockholders could lose a significant portion of their investments.

The market price of the New AM common stock could be volatile, and New AM stockholders may not be able to resell their New AM common stock at or above the price at which they acquired the corresponding

Antero Midstream common units or AMGP common shares due to fluctuations in the market price of New AM common stock, including changes in price caused by factors unrelated to New AM’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the New AM common stock include:

•                  New AM’s operating and financial performance and prospects and the trading price of New AM common stock;

•                  the level of New AM’s dividends and New AM’s anticipated dividend policy;

•                  quarterly variations in the rate of growth of New AM’s financial indicators, such as distributable cash flow per share of New AM common stock, net income and revenues;

•                  levels of indebtedness;

•                  changes in revenue or earnings estimates or publication of research reports by analysts;

•                  speculation by the press or investment community;

•                  sales of New AM common stock by New AM stockholders;

•                  announcements by New AM or its competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, securities offerings or capital commitments;

•                  general market conditions;

•                  changes in accounting standards, policies, guidance, interpretations or principles;

•                  adverse changes in tax laws or regulations; and

•                  domestic and international economic, legal and regulatory factors related to New AM’s performance.

There may be future dilution of New AM common stock, which could adversely affect the market price of shares of New AM common stock.

New AM is not restricted from issuing additional shares of New AM common stock. In the future, New AM may issue shares of New AM common stock to raise cash for future activities, acquisitions or other purposes. New AM may also acquire interests in other companies by using a combination of cash and shares of New AM common stock or just shares of New AM common stock. New AM may also issue securities convertible into, or exchangeable for, or that represent the right to receive, shares of New AM common stock. Any of these events may dilute the ownership interests of current New AM stockholders in New AM, reduce New AM’s earnings per share or have an adverse effect on the price of shares of New AM common stock.

Sales of a substantial amount of shares of New AM common stock in the public market could adversely affect the market price of shares of New AM common stock.

Sales of a substantial amount of shares of New AM common stock in the public market, or the perception that these sales may occur, could reduce the market price of shares of New AM common stock. At the effective time of the simplification transaction, all of the shares of New AM common stock registered under the registration statement relating thereto will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless the shares are held by any of New AM’s “affiliates” as such term is defined in Rule 144 under the Securities Act. In addition, at the effective time of the simplification transaction, New AM entered into a registration rights agreement with Antero Resources Corporation, Antero Subsidiary Holdings LLC, certain members of management, certain funds affiliated with Warburg Pincus LLC, certain funds affiliated with Yorktown Partners LLC and former holders of Series B Units of Antero IDR Holdings LLC, pursuant to which New AM agreed to register the resale of the New AM common stock issued or paid in the transactions. We cannot predict the size of future issuances of New AM common stock or securities convertible into New AM common stock or the effect, if any, that future issuances and sales of shares of our New AM common stock will have on the market price of the New AM common stock.

New AM’s certificate of incorporation and bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of the New AM common stock.

Certain provisions of New AM’s certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of New AM, even if the change of control would be beneficial to New AM stockholders. Among other things, New AM’s certificate of incorporation and bylaws:

•                  provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of New AM stockholders, which may preclude New AM stockholders from bringing certain matters before the New AM stockholders at an annual or special meeting;

•                  provide the New AM board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the New AM board to issue, without New AM stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of New AM and which may have the effect of deterring hostile takeovers or delaying changes in control or management of New AM;

•                  provide that the authorized number of directors may be changed only by resolution of the New AM board;

•                  provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation and the terms of the Stockholders’ Agreement, dated October 9, 2018, by and among Antero Midstream GP LP, Arkrose Subsidiary Holdings LLC, certain funds affiliated with Warburg Pincus LLC, certain funds affiliated with Yorktown Partners LLC, Paul M. Rady and Glen C. Warren, Jr. (the “Stockholders’ Agreement”), all vacancies, including newly created directorships be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by New AM stockholders;

•                  provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, and the terms of the Stockholders’ Agreement, any action required or permitted to be taken by the New AM stockholders must be effected at a duly called annual or special meeting of New AM stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

•                  provide for the New AM board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms;

•                  provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to New AM’s certificate of incorporation (including any preferred stock designation thereunder) and the terms of the Stockholders’ Agreement, directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors;

•                  provide that special meetings of New AM stockholders may only be called by only by the Chief Executive Officer, the Chairman of the New AM board or the New AM board pursuant to a resolution adopted by a majority of the total number of directors which New AM would have if there were no vacancies;

•                  provide that (i) the Sponsor Holders (as defined therein) and their affiliates are permitted to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description, (ii) the Sponsor Holders and their affiliates are permitted to have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of any such investments, in each case that may, are or will be competitive with the business of New AM and its subsidiaries or in the same or similar lines of business as New AM and its subsidiaries, or that could be suitable for New AM or its subsidiaries and (iii) New AM has, subject to limited exceptions, renounced, to the fullest extent permitted by law, any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities;

•                  provide that the provisions of New AM’s certificate of incorporation can only be amended or repealed by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of New AM common stock entitled to vote thereon, voting together as a single class; provided, however, that so long as the Stockholders’ Agreement remains in effect, no provision of the New AM certificate of incorporation may be amended, altered or repealed in any manner that would be contrary to or inconsistent with the terms of the Stockholders’ Agreement, and no amendment to the Stockholders’ Agreement (regardless of whether such amendment modifies any provision of the Stockholders’ Agreement to which New AM’s certificate of incorporation is subject) will be deemed an amendment of the New AM certificate of incorporation; and

•                  provide that the New AM bylaws can be altered or repealed by (a) the New AM board or (b) the New AM stockholders upon the affirmative vote of holders of at least 66 2/3% of the voting power of the New AM Common Stock outstanding and entitled to vote thereon, voting together as a single class. However, so long as the Stockholders’ Agreement remains in effect, the New AM board may not approve any amendment, alteration or repeal of any provision of the New AM bylaws, or the adoption of any new bylaw of New AM, that (a) would be contrary to or inconsistent with the terms of the Stockholders’ Agreement or (b) amends, alters or repeals certain portions of the New AM certificate of incorporation; provided, however, that so long as the Stockholders’ Agreement remains in effect, the parties to the Stockholders’ Agreement may amend any provision of the Stockholders’ Agreement, and no amendment to the Stockholders’ Agreement (regardless of whether such amendment modifies any provision of the Stockholders’ Agreement to which the bylaws are subject) will be deemed an amendment of the bylaws for purposes of the amendment provisions of the New AM bylaws.

New AM’s certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by New AM stockholders, which could limit New AM stockholders’ ability to obtain a favorable judicial forum for disputes with New AM or its directors, officers, employees or agents.

New AM’s certificate of incorporation provides that, unless New AM consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on New AM’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of New AM’s directors, officers, employees or agents to it or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), New AM’s certificate of incorporation or New AM’s bylaws as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim against New AM that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. Furthermore, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction for any such matter, any state or federal court located within the State of Delaware will be the sole and exclusive forum for that matter. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of New AM’s capital stock will be deemed to have notice of, and consented to, the provisions of certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a New AM stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with it or its directors, officers, employees or agents, which may discourage such lawsuits against New AM and such persons. Alternatively, if a court were to find these provisions of New AM’s certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, New AM may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

New AM has elected not to be subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers.

In general, the provisions of Section 203 of the DGCL prohibit a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•                  prior to such time, the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain specified shares); or

•                  on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the New AM certificate of incorporation, New AM expressly elected not to be governed by Section 203. Accordingly, we will not be subject to any anti-takeover effects or protections of Section 203 of the DGCL, although no assurance can be given that we will not elect to be governed by Section 203 of the DGCL pursuant to an amendment to the New AM certificate of incorporation in the future.

New AM’s future tax liability may be greater than expected if it does not generate deductions or net operating loss (“NOL”) carryforwards sufficient to offset taxable income or if tax authorities challenge certain of its tax positions.

New AM expects to generate deductions and NOL carryforwards that it can use to offset taxable income. As a result, New AM does not expect to pay material U.S. federal and state income taxes through 2023. This expectation is based upon assumptions Antero Management has made regarding, among other things, income, capital expenditures and net working capital. Further, the Internal Revenue Service (the “IRS”) or other tax authorities could challenge one or more tax positions New AM takes, such as the classification of assets under the income tax depreciation rules, the characterization of expenses for income tax purposes, and the tax characterization of the simplification transaction. Further, any change in law may affect New AM’s tax position. While New AM expects that its deductions and NOL carryforwards will be available to it as a future benefit, in the event that they are not generated as expected, are successfully challenged by the IRS (in a tax audit or otherwise), or are subject to future limitations, New AM’s ability to realize these benefits may be limited.